Exhibit 3.1

ARTICLES OF INCORPORATION

OF

DESIGN SOURCE, INC.

* * * * *

FIRST

The name of the corporation is Design Source, Inc.

SECOND

Its principal office in the state of Nevada is located at 101 Convention Center Dr. #700, Las Vegas, Nevada 89109. The name and address of its resident agent is Nevada Corporate Headquarters, Inc., 101 Convention Center Dr. #700, Las Vegas, Nevada 89109.

THIRD

The purpose or purposes for which the corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

FOURTH

The amount of the total authorized capital stock of the corporation is One Thousand Dollars ($1,000.00) consisting of One Hundred Million (100,000,000) shares of common stock of the par value of $0.00001 each.

FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

There are three initial members of the Board of Directors and their names and addresses are:

NAME	POST-OFFICE ADDRESS
John Ciannamea	2113 Wisley Way
Wake Forest, North Carolina 27514

Bradford B. Walters	32 Wedgewood Road
Chapel Hill, North Carolina 27514

Nikola Stefanovic	5630 West Market Street
Apartment H
Greensboro, North Carolina 27409

The number of members of the Board of Directors shall not be less than one nor more than thirteen.

SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The name and addresses of each of the incorporators signing the Articles of Incorporation are as follows:

NAME	POST-OFFICE ADDRESS
Conrad C. Lysiak	601 West First Avenue
Suite 503
Spokane, Washington 99201

EIGHTH

The corporation is to have perpetual existence.

NINTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders’ meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

TENTH

Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ELEVENTH

This corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of March, 2003.

/s/ Conrad C. Lysiak
CONRAD C. LYSIAK

STATE OF WASHINGTON	)
	)	SS.
COUNTY OF SPOKANE	)

On ths 24th day of March, 2003, before me, a Notary Public, personally appeared CONRAD C. LYSIAK, who severally acknowledged that he executed the above instrument.

/s/ Natasha Spirit Lysiak
Notary Public, residing in the State of Washington, residing in Spokane.

My Commission Expires:

September 18, 2004	[Notary Stamp]

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100747316-61 Filing Date and Time 10/04/2010 2:20 PM Entity Number C7829-2003

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A – excluding 92A.200(4b))

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

InVivo Therapeutics Holdings Corp.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *
and,
Design Source, Inc.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity Type *

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1

Revised: 9-20-10

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2
USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)

☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)	Owner’s approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity)

☐

if there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner’s approval was not required from

InVivo Therapeutics Holdings Corp.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Design Source, Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2

Revised: 9-20-10

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3
USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3

Revised: 9-20-10

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4

Revised: 9-20-10

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the Articles of Incorporation of Design Source, Inc. is hereby amended to change the name of the Corporation to InVivo Therapeutics Holdings Corp.

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or,

☒	(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**:

*	Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
**	A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5

Revised: 9-20-10

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures· Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐	if there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight:

InVivo Therapeutics Holdings Corp.

Name of merging entity

X /s/ Peter A. Reichard	Chief Executive Officer	October 4, 2010
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Design Source, Inc.

Name of surviving entity

X /s/ Peter A. Reichard	Chief Executive Officer	October 4, 2010
Signature	Title	Date

*	The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6

Revised: 9-20-10